EXHIBIT (a)(1)(G)

EMPLOYEE PRESENTATION MATERIALS

Stock Option Exchange Program Informational Presentation

Option Exchange Program Timeline
Begins: Tuesday, June 2, 2009
Ends: 5:00 p.m. Pacific, Wednesday, July 1, 2009, unless
extended
This informational presentation is only a summary of the Stock Option Exchange
Program. For additional details, please review the documents included in your
Offer Information Document that was posted to Tessera’s Intranet on June 2,
2009 or mailed to selected employees.

Stock Option Overview – Philosophy and History
• Our Equity Incentive Plan is a key component of our
compensation, incentive and retention programs
• We believe stock options encourage our employees to act
like owners of the business by:
• Motivating our employees to continue to build stockholder value
• Providing our employees with compensatory benefits
• Tessera completed its initial public offering in November
2003 with fewer than 100 employees located in San Jose,
CA. Today we have more than 400 employees in eight
countries with the majority participating in our Equity
Incentive Plan.
• Option Exchange only applies to stock options

Purpose of the Option Exchange
•
The Option Exchange Program is a voluntary, one-time
opportunity for eligible employees to surrender eligible
outstanding underwater stock options in exchange for a
lesser number of Replacement Options with a possible
lower exercise price.
• The purpose of the Option Exchange Program is to
motivate employees who hold eligible underwater stock
options to work towards our success and reward our
employees’ contributions by allowing them to benefit from
increases in our stock price.

Stock Option Overview – Underwater Stock Options
The decline in Tessera’s stock price has left a significant number of employee stock options significantly above the recent trading prices of our stock (“underwater”). These underwater stock options become less effective in providing employees a stake in the growth and success of our company than was originally intended.
Eligible Underwater
Stock Options
Grant Date
Range
Original
Exercise Price
5/9/05 – 7/18/06 $26.08 - $30.60
11/16/04 – 8/20/07 $31.51 - $34.78
1/26/05 – 5/15/08 $36.02 - $43.76
Tessera Average
Stock Price for the month
of May 2009 =
$16.40

Key Terms
• Stock Options: The right to buy shares of Tessera stock at a set price
(exercise price) for a specified period of time
• Eligible Options: Those outstanding stock options granted more than 12 months prior to the commencement of the Offer and which will not expire within the 12 months immediately following the completion of the offer and have an exercise price of at least $26.08. Also referred to as
“Original Stock Options”
• Underwater: When the exercise price of the eligible options is significantly above the recent trading prices of Tessera’s stock
•
Example:
A stock option grant on 8/27/07 has an exercise price of $37.21 because that was the closing price of Tessera’s stock on that date.
Tessera’s stock is currently trading well below this price; therefore this stock option grant is considered “underwater”
• Surrender: If you choose to participate in this program, you will be giving up your right to the Eligible Option
• Exchange: To surrender Eligible Options and receive a lesser number of Replacement Options with a lower exercise price under this offer

Key Terms (continued)
• Replacement Options: Refers to options that participating employees will receive upon “surrendering” their eligible outstanding stock options
• Exercise Price: The price at which Tessera’s stock can be purchased by exercising a stock option; the exercise price is fixed when the stock option is granted and is always the closing price of Tessera’s stock on the grant date
• Outstanding: Previously granted stock options that have not been fully exercised or cancelled
• Vesting: The time period that passes which gives you the right to exercise your stock option over a period of time; when a portion of your stock option has vested, you may exercise the vested portion for actual shares of Tessera’s stock
• Exercise: To purchase the underlying shares of stock at the exercise price, regardless of the current market price

How the Option Exchange Works - Eligibility
• You are an eligible employee if you are:
• A U.S. or international employee that is eligible under the Fourth
Amended and Restated 2003 Equity Incentive Plan (“the 2003
Plan”)
• Employed on the date the Option Exchange program began
(June 2, 2009) and remain employed through the date the
Replacement Options are granted (expected to be July 1, 2009)
• Not a member of the Board of Directors or an executive officer
• On an approved leave of absence are permitted to participate as long as all eligibility requirements are met

–Eligible Stock Options
How the Option Exchange Works
• Must be an outstanding stock option grant with an exercise price of at least $26.08;
• Granted more than 12 months prior to the commencement
of the offer and will not expire within the 12 month period
immediately following the completion of the offer; and
• Granted under the 2003 Equity Incentive Plan.

How the Option Exchange Works –
Exchange Ratios
If you choose to participate in the Option Exchange, the number of
Replacement Options you will receive depends on three factors:
1) The exercise price of the Eligible Options surrendered,
2) The exchange ratio, and
3) The number of Eligible Options surrendered.
If the Per Share
Exercise Price is…
… the Exchange Ratio is*
$26.08 to $30.60 1.07 to 1
$31.51 to $34.78 1.17 to 1
$36.02 to $43.76 1.25 to 1
* Number of Eligible Options required for one Replacement Option

How the Exchange Program Works – Example Joe Smith
The example below illustrates the exchange of one of Joe’s stock option grants
Joe’s Replacement Option Grant of 1,000 shares will have a new grant date (expected to be July 1, 2009) and a possible lower exercise price
Grant Date
Eligible Stock
Option Grant
Exercise
Price
Exchange
Ratio
Replacement Option
Grant*
8/27/07
1,250 stock
options
$37.21 1.25 to 1
1,000 Stock Options
(1,250 divided by 1.25)
* Note: Replacement Options will be rounded down to the nearest whole share

How the Option Exchange Works – Example Joe Smith
(continued)
The example below shows how the exchange ratios would be applied to all of Joe's stock option grants
Grant Date
Eligible Stock
Option Grant
Exercise
Price
Exchange
Ratio
Replacement Option
Grant*
5/15/2008 Not Eligible $19.75 N/A N/A
11/24/2008 Not Eligible $17.36 N/A N/A
11/22/2005 4,500 $28.07 1.07
4,205
(4,205.61 rounded down to 4,205)*
10/10/2006 2,000 $34.78 1.17 1,709
8/27/2007 1,250 $37.21 1.25 1,000
Total Options Exchanged: 7,750 Total Replacement Options: 6,914
* Note: Replacement Options will be rounded down to the nearest whole share

Certain Terms and Conditions of the Replacement
Option Grants
• Date of Grant: expected to be July 1, 2009
• Exercise Price: closing price of Tessera’s stock on grant
date
• Three-year Vesting Period:
• 1/3 after Year 1 (e.g., July 1, 2010); remainder monthly
thereafter over 2 years (1/36 per month)
• Expiration Date:
• New option grants retain the original expiration date of
the option surrendered

Certain Terms and Conditions of the Replacement
Option Grant – Vesting Schedule Comparison
The chart below compares the current standard 4-year vesting schedule with the new 3-year vesting schedule and assumes the Replacement
Option grant date will be July 1, 2009 and for illustrative purpose, all options will fully vest as follows:
Eligible Stock Options Replacement Options
Grant Date Percent Vested as
of June 2, 2009
Final Vesting
Date
(100% vested)
First Vesting
Date
(1/3 vested)
Final Vesting Date
(100% vested)
5/1/2005 100% 5/1/2009 July 1, 2010 July 1, 2012
5/1/2006 75% 5/1/2010 July 1, 2010 July 1, 2012
5/1/2007 50% 5/1/2011 July 1, 2010 July 1, 2012
5/1/2008 25% 5/1/2012 July 1, 2010 July 1, 2012

How to Participate – Making your Elections
•
We believe the easiest way
for most employees to
participate is to complete the Election Form on the internal
Option Exchange Website at:
http://options-exchange
•
You are required
to check the “yes” or “no” box for each
eligible stock option grant
• Submit, Change or Withdraw using the same web form
Your final elections must be received prior to the
Option Exchange deadline of
5:00 p.m. Pacific, July 1, 2009
Your final elections received as of the Exchange Program
deadline will supersede any previous elections

How to Participate – Continued
• If you don’t have access to the website, you are required to complete the Election Form and submit it by:
1. FAX signed copy to:  1-408-904-5265, or
2. Email signed copy to: options-exchange@tessera.com
•
You are required
to check the “yes” or “no” box for each
eligible stock option grant
• Submit, Change or Withdraw – using the paper form and
submit using either one of the methods above
Your final elections must be received prior to the
Option Exchange deadline of
5:00 p.m. Pacific, July 1, 2009
Your final elections received as of the Exchange Program
deadline will supersede any previous elections

Electing Not to Participate
• This Option Exchange will have no effect on Eligible
Options that you choose not to exchange. No changes will
be made to the terms and conditions of the Eligible Options
you continue to hold.
• If you choose not to participate, take no action.
This is a voluntarily, one-time opportunity, so
please review the materials carefully before
making a decision. Tessera cannot advise you
whether to participate.  The decision is yours.

Taxation
• The tax effects of participating in the Option Exchange vary depending on where you are working and/or living
• Please consult your tax advisor
We encourage all eligible employees to consult with
their own tax advisors with respect to the federal,
state, and local tax consequences of participating in
the Option Exchange program

Taxation
• Employees in the United States…
•
Will not
be subject to tax as a result of the exchange of Eligible
Options for Replacement Options
•
Will not be subject to tax when the Replacement Options are
granted

Steps to Prepare
1. Read the Option Exchange program information
2. Log into the Option Exchange Website via
http://options-exchange and make your election(s), or fax
or email the completed Election Form
3.
All elections must be received by the deadline: 5:00 p.m.
Pacific, July 1, 2009
4. If you choose NOT to participate, you do not need to do
anything

Timeline – New Grant Information
Exchange Ratio Determination June 1, 2009
Program Offered
June 2, 2009 – July 1, 2009
(expected)
Exchanged stock options cancelled July 1, 2009 (expected)
Replacement Option grant date July 1, 2009 (expected)
Replacement Option grants will be
viewable online through E*TRADE
account at www.etrade.com
July 20, 2009 (expected)
Replacement Option grant
agreements will be mailed to your
work location
July 20, 2009 (approximately)

Available Resources
Contact:
John Price, VP of Finance, Corporate Controller
+1 (408) 321-6716
Richard Morales, Equity Manager
+1 (408) 321-6727
By email: options-exchange@tessera.com
By fax:  +1 (408) 904-5265
Option Exchange website: http://options-exchange